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                                                                 Exhibit 10.1


                        Addendum to Employment Agreement


         Addendum to Employment Agreement made as of the date written below by and between WEIRTON STEEL CORPORATION, a Delaware Corporation, with its principal executive offices located at Three Springs Drive, Weirton, West Virginia, 26062 (hereinafter called the "Corporation") and the individual employee whose name and address appear on the signature page hereto (hereinafter called "Employee").

         WHEREAS, the Parties hereto have previously entered into an Employment Agreement dated December 20, 1995,(hereinafter called "Employment Agreement") providing, inter alia for severance benefits in the event of the Employee's termination under certain circumstances; and

         WHEREAS, the Corporation and the Employee desire to amend the Employment Agreement in consideration of the Employee's promotion to the position of Executive Vice President - Commercial of the Corporation,

         NOW, THEREFORE, the Parties hereto agree as follows:

1. Section(a) of Article Third: Amount and Duration of Termination Benefits of the Employment Agreement is hereby amended to read as follows:

         "(a) Upon the termination of Employee's employment on any date in accordance with Paragraph Second (the "Termination Date"), Employee shall be treated as being an inactive employee for 24 months following the Termination Date, and Employee shall receive a total of 24 months base salary (excluding vacation or special pay) in effect at the Termination Date as follows: (i) 12 months base salary to be paid in one lump sum within 10 days following the Termination Date; (ii) starting in the 13th month following the Termination Date and ending in the 24th month following the Termination Date, 12 months base salary to be paid in 12 monthly installments. Furthermore, for a period of 24 months following the Termination Date, the Corporation shall (iii) continue to provide coverage for Employee and applicable dependents under all benefit plans of the Corporation providing life insurance or health, disability, hospitalization and major medical insurance at such levels as are not less than those in effect at the time of the Termination Date; and (iv) to the extent allowable under applicable law, cause Employee to continue to earn service credit for all purposes under any pension or retirement plan maintained by the Corporation in which Employee participated at the time of the Termination Date;


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         provided, however, that the coverage referred to in clause (iii) shall be suspended during any period in which and to the extent Employee is eligible for similar coverage under another employer plan. Notwithstanding the above, the Corporation shall not be obligated as provided in this Paragraph Third during any period when employee does not comply with Paragraph Fourth. For all other purposes, Employee's employment shall terminate on the Termination Date.

2. The Parties hereto further agree that the Employment Agreement shall remain unchanged in all other respects.


         IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Employment Agreement as of the day written below.

WEIRTON STEEL CORPORATION


Dated:   March 25, 1998         By: /s/ RICHARD K. RIEDERER
         --------------             -----------------------
                                    Title:  President & CEO
                                            ---------------



EMPLOYEE

                              Name: /s/ EARL E. DAVIS, JR.
                                    ----------------------
                                    Earl E. Davis, Jr.
                                    Executive Vice President-
                                    Commercial

                              Address:   R.D. 1, Box C
                                       ---------------------
                                         St. Joseph Drive
                                       ---------------------
                                         Steubenville, OH
                                       ---------------------